UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2011 (April 20, 2011)

PEOPLESTRING CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	333-163290	90-0436540
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

157 Broad Street, Suite 109 Red Bank, NJ 07701
(Address of principal executive offices)
(732) 741-2840
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 20, 2011, we entered into a Consulting Agreement (the “Agreement”) with Brooke Capital Investments, LLC (“Brooke”) whereby Brooke agreed to provide us with corporate communications consulting services (the “Consulting Services”). The Consulting Services include: the writing, design and revisions of marketing material with company management; the coordination of third party vendors to disseminate marketing materials such as direct mail; press release guidance; database management; investor website review and recommendations; presentation assessment and revisions; and dissemination to all opt-in investors on Brooke’s or affiliates websites. The term of the Agreement is for a period of three months and the Agreement may not be terminated during the three month term. A copy of the Agreement is filed as exhibit 10.1 hereto and is incorporated herein by reference.

In consideration for Brooke’s Consulting Services, we have agreed to pay Brooke $50,000 in cash within three days of the execution of the Agreement, as well as issue Brooke 50,000 restricted shares of our common stock. Additionally, the Agreement provides that we will be responsible for all commercially reasonable out of pocket expenses incurred by Brooke with respect to the performance of the Consulting Services.

Item 8.01 Other Events.

(a)
On April 26, 2011, we issued a press release announcing the official launch of PeopleDeals, a social coupon platform that allows merchants to launch real-time social media marketing campaigns and, through its shareItUp feature, offer deals that grow in value as they are shared via social networks, email or text. The platform leverages the power of social media, mobile applications and email, allowing merchants to connect directly with their target consumers and create customized deals that best fit their unique business needs. To help drive online distribution, PeopleDeals has partnered with toolbar and app marketing company, ALOT.com, a division of Vertro, Inc. Under the terms of the agreement, ALOT.com will feature a specially designed PeopleDeals app on its site and promote the app to its millions of users.

PeopleDeals’ proprietary shareItUp feature incentivizes customer loyalty by increasing the value of deals as they are shared. PeopleDeals exists as a stand-alone web portal and Facebook application, with mobile applications on both the iPhone and Android operating systems launching in the coming weeks. The platform incorporates multiple layers of geolocation technology to ensure that consumers receive only the most relevant deals and to prevent fraud. Users who share a discount via PeopleDeals’ shareItUp button increase the value of their coupon for themselves as well as every other user who did so before them. Currently, users can share deals through Facebook, Twitter, PeopleString, MySpace, Blogger, TypePad, LiveJournal, Delicious, SMS or email.

A copy of the press release is filed as exhibit 99.1 hereto and is incorporated herein by reference.

(b)
On April 26, 2011 we issued a press release announcing that we have partnered with ALOT, a division of Vertro, Inc. for the distribution of its new PeopleDeals social coupon platform. Under the terms of the agreement, ALOT will be promoting a specially designed PeopleDeal’s app to millions of ALOTS existing users, as well as its prospective users as part of its ongoing online marketing program.

A copy of the press release is filed as exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is furnished herewith:

Exhibit Number	Description
10.1	Consulting Agreement between PeopleString Corporation and Brooke Capital Investments, LLC, dated April 20, 2011.
99.1	Press Release of PeopleString Corporation, dated April 26, 2011.
99.2	Press Release of PeopleString Corporation, dated April 26, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PEOPLESTRING CORPORATION

Date: April 26, 2011	By:	/s/ Darin M. Myman
Darin M. Myman
President and Chief Executive Officer